Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015 RESULTS

•	Enterprise Resource Planning (ERP) system implementation impacts Q4 results by $0.43 per share

•	Reports fourth-quarter net loss of $0.42 per share and full-year earnings of $0.97 per share

•	Repurchased $98 million of the company's common stock in 2015 versus $45 million in 2014

•	Provides 2016 outlook

MINNEAPOLIS - (Feb. 11, 2016) - Select Comfort Corporation (NASDAQ: SCSS) today reported fourth-quarter and full-year 2015 results for the period ended Jan. 2, 2016.

"The transition from our 20-year-old legacy systems to a fully integrated ERP platform has been more challenging with far greater customer and financial impacts than we anticipated. Many of our customers endured delays and delivery reschedules as we ramped up the new system. These results are not acceptable to us," said Shelly Ibach, president and chief executive officer of Select Comfort. "We have made major progress resolving technical and operational issues. Plants have increased production levels ahead of current demand and operational and customer service levels have significantly improved. We expect to leverage this critical investment for improved profitability in the back-half of 2016 as planned. Our competitive advantages and strategic direction remain on track to achieve our commitment of earnings per share of $2.75 by 2019.”

Please refer to the last table in this news release for supplemental financial information that summarizes discrete items affecting 2015 fourth-quarter results and our 2016 outlook.

Fourth-quarter Results Overview

•
Net sales decreased 33% to $215 million, with comparable sales down 30%, reflecting approximately $84 million in sales disruption from the ERP system implementation. Note that the prior year’s fourth quarter also included an extra week of sales

•
Net loss per diluted share of $0.42, including $0.43 per share for lost sales and operational inefficiencies related to the ERP system implementation, compared with earnings per share of $0.35 last year

Full-year Results Overview

•	Net sales in 2015 were $1.21 billion, an increase of 5%, or 7% when excluding the extra week from 2014

•
Earnings per diluted share of $0.97, compared to $1.25 in 2014. Note that 2014 fourth-quarter earnings per share included 10 cents of combined one-time benefits from the extra week and legal settlement

•
Generated $133 million of EBITDA, invested $86 million in capital projects, $57 million to acquire BAM Labs and returned $98 million to shareholders through share repurchases, up from $45 million in 2014

Financial Outlook
The company expects to generate full-year 2016 GAAP earnings per diluted share of between $1.25 and $1.45, a 29% to 49% increase versus full-year 2015 earnings per diluted share of $0.97. The outlook assumes low-teen sales growth for the full-year, with low-single digit growth in the first half of the year, followed by stronger growth in the back-half of the year. Our 2016 outlook includes an estimated $0.25 to $0.30 EPS reduction related to the ERP transition (largely in the first quarter), including $40 to $50 million of estimated sales impact. The outlook assumes a 10% increase in store count in 2016, compared with 5% store count growth in 2015. The company anticipates 2016 capital expenditures will be approximately $70 million. The outlook does not contemplate a worsening of the consumer spending environment.

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 2 of 10

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” in 2015 by J.D. Power. As the pioneer in biometric sleep monitoring and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,300 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of our more than 490 U.S. Sleep Number® stores or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 3 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	January 2, 2016	% of Net Sales	January 3, 2015	% of Net Sales

Net sales	$214,682	100.0%	$322,216	100.0%
Cost of sales	93,939	43.8%	127,730	39.6%
Gross profit	120,743	56.2%	194,486	60.4%

Operating expenses:
Sales and marketing	126,446	58.9%	142,410	44.2%
General and administrative	19,258	9.0%	21,681	6.7%
Research and development	5,696	2.7%	2,508	0.8%
Total operating expenses	151,400	70.5%	166,599	51.7%
Operating (loss) income	(30,657)	(14.3%)	27,887	8.7%
Other (expense) income, net	(30)	0.0%	86	0.0%
(Loss) income before income taxes	(30,687)	(14.3%)	27,973	8.7%
Income tax (benefit) expense	(9,515)	(4.4%)	9,026	2.8%
Net (loss) income	$(21,172)	(9.9%)	$18,947	5.9%

Net (loss) income per share – basic	$(0.42)		$0.36

Net (loss) income per share – diluted	$(0.42)		$0.35

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	50,045		52,825
Dilutive effect of stock-based awards [1]	—		846
Diluted weighted-average shares outstanding [1]	50,045		53,671

[1]
For the three months ended January 2, 2016, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 4 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	January 2, 2016	% of Net Sales	January 3, 2015	% of Net Sales

Net sales	$1,213,699	100.0%	$1,156,757	100.0%
Cost of sales	472,948	39.0%	449,907	38.9%
Gross profit	740,751	61.0%	706,850	61.1%

Operating expenses:
Sales and marketing	550,475	45.4%	512,007	44.3%
General and administrative	99,209	8.2%	84,864	7.3%
Research and development	15,971	1.3%	8,233	0.7%
Total operating expenses	665,655	54.8%	605,104	52.3%
Operating income	75,096	6.2%	101,746	8.8%
Other income, net	334	0.0%	362	0.0%
Income before income taxes	75,430	6.2%	102,108	8.8%
Income tax expense	24,911	2.1%	34,134	3.0%
Net income	$50,519	4.2%	$67,974	5.9%

Net income per share – basic	$0.99		$1.27

Net income per share – diluted	$0.97		$1.25

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	51,252		53,452
Dilutive effect of stock-based awards	849		741
Diluted weighted-average shares outstanding	52,101		54,193

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	January 2, 2016	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$20,994	$51,995
Marketable debt securities – current	6,567	69,609
Accounts receivable, net of allowance for doubtful accounts of $1,039 and $739, respectively	29,002	19,693
Inventories	86,600	53,535
Income taxes receivable	15,284	—
Prepaid expenses	10,207	17,792
Deferred income taxes	15,535	8,786
Other current assets	13,737	11,185
Total current assets	197,926	232,595

Non-current assets:
Marketable debt securities – non-current	8,553	44,441
Property and equipment, net	204,376	165,453
Goodwill and intangible assets, net	83,344	15,986
Deferred income taxes	—	3,433
Other assets	19,197	12,279
Total assets	$513,396	$474,187

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$103,941	$84,197
Customer prepayments	51,473	28,726
Accrued sales returns	20,562	15,262
Compensation and benefits	15,670	33,066
Taxes and withholding	9,856	10,207
Other current liabilities	23,447	15,594
Total current liabilities	224,949	187,052

Non-current liabilities:
Warranty liabilities	4,942	2,722
Deferred income taxes	12,499	—
Other long-term liabilities	48,667	27,506
Total non-current liabilities	66,108	30,228
Total liabilities	291,057	217,280

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 49,402 and 52,798 shares issued and outstanding, respectively	494	528
Additional paid-in capital	—	—
Retained earnings	221,859	256,413
Accumulated other comprehensive loss	(14)	(34)
Total shareholders’ equity	222,339	256,907
Total liabilities and shareholders’ equity	$513,396	$474,187

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Twelve Months Ended
	January 2, 2016	January 3, 2015
Cash flows from operating activities:
Net income	$50,519	$67,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,630	39,809
Stock-based compensation	10,290	6,798
Net loss on disposals and impairments of assets	190	492
Excess tax benefits from stock-based compensation	(2,182)	(1,163)
Deferred income taxes	11,924	(311)
Gain on sale of non-marketable equity securities	(6,891)	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(9,259)	(4,717)
Inventories	(33,065)	(13,383)
Income taxes	(13,943)	(4,314)
Prepaid expenses and other assets	8,680	(9,973)
Accounts payable	19,130	14,340
Customer prepayments	22,735	13,334
Accrued compensation and benefits	(17,493)	17,735
Other taxes and withholding	135	2,584
Warranty liabilities	4,204	1,671
Other accruals and liabilities	15,338	13,592
Net cash provided by operating activities	107,942	144,468

Cash flows from investing activities:
Purchases of property and equipment	(85,586)	(76,594)
Proceeds from sales of property and equipment	72	5
Investments in marketable debt securities	(29,299)	(90,349)
Proceeds from marketable debt securities	127,664	54,506
Acquisition of business	(70,018)	—
Proceeds from (investment in) non-marketable equity securities	12,891	(1,500)
Increase in restricted cash	—	(500)
Net cash used in investing activities	(44,276)	(114,432)

Cash flows from financing activities:
Net increase in short-term borrowings	1,097	6,192
Repurchases of common stock	(100,201)	(46,492)
Proceeds from issuance of common stock	2,976	2,873
Excess tax benefits from stock-based compensation	2,182	1,163
Debt issuance costs	(721)	—
Net cash used in financing activities	(94,667)	(36,264)
Net decrease in cash and cash equivalents	(31,001)	(6,228)
Cash and cash equivalents, at beginning of period	51,995	58,223
Cash and cash equivalents, at end of period	$20,994	$51,995

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Percent of sales:
Retail	92.8%	91.1%	91.8%	90.8%
Direct and E-Commerce	6.0%	7.1%	5.8%	6.5%
Wholesale/other	1.2%	1.8%	2.4%	2.7%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales [3]	(29%)	23%	3%	12%
Direct and E-Commerce [3]	(40%)	19%	(4%)	9%
Company-Controlled comparable sales change [3]	(30%)	22%	3%	12%
Net opened/closed stores and 53rd week	(3%)	19%	2%	10%
Total Company-Controlled Channel	(33%)	41%	5%	22%
Wholesale/other	(55%)	(7%)	(9%)	(13%)
Total	(33%)	40%	5%	20%

Stores open:
Beginning of period	475	460	463	440
Opened	14	11	38	57
Closed	(1)	(8)	(13)	(34)
End of period	488	463	488	463

Other metrics:
Average sales per store ($ in 000's) [1,3]	$2,377	$2,327
Average sales per square foot [1,3]	$980	$1,025
Stores > $1 million net sales [1,3]	99%	98%
Stores > $2 million net sales [1,3]	62%	59%
Average revenue per mattress unit [2]	$4,204	$3,866	$4,028	$3,671

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
[3] Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2015 and 2013. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales metrics have been adjusted to remove the estimated impact of the additional week on those metrics.

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 8 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net (loss) income	$(21,172)	$18,947	$50,519	$67,974
Income tax (benefit) expense	(9,515)	9,026	24,911	34,134
Interest expense	96	23	160	53
Depreciation and amortization	13,808	9,992	46,916	38,767
Stock-based compensation	1,337	2,504	10,290	6,798
Asset impairments	20	378	261	497
Adjusted EBITDA	$(15,426)	$40,870	$133,057	$148,223

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net cash (used in) provided by operating activities	$(23,645)	$8,633	$107,942	$144,468
Subtract: Purchases of property and equipment	24,151	18,217	85,586	76,594
Free cash flow	$(47,796)	$(9,584)	$22,356	$67,874

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	January 2, 2016	January 3, 2015
Net operating profit after taxes (NOPAT)
Operating income	$75,096	$101,746
Add: Rent expense [1]	62,369	57,605
Add: Interest income	494	415
Less: Depreciation on capitalized operating leases [2]	(16,203)	(14,265)
Less: Income taxes [3]	(40,384)	(48,900)
NOPAT	$81,372	$96,601

Average invested capital
Total equity	$222,339	$256,907
Less: Cash greater than target [4]	—	(37,319)
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	498,952	460,840
Total invested capital at end of period	$721,291	$680,428
Average invested capital [7]	$726,756	$639,118
Return on invested capital (ROIC) [8]	11.2%	15.1%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 33.2% and 33.6% for 2015 and 2014, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Fourth-quarter and Full-year 2015 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Fiscal 2015 Actuals and 2016 Outlook - Supplemental Information

	Diluted Earnings Per Share
	Q4-2015 Actual	Full-Year 2016 Outlook
Select discrete items of note (not all inclusive)
Estimated lost sales[1]	($0.16)
Elevated cancellations, appeasements and returns[2]	($0.14)
Higher than normal level of undelivered orders at end of fiscal 2015[3]	($0.11)
Other, net	($0.02)
ERP implementation inefficiencies (sales & costs) from systems cutover[4]	($0.43)	($0.25) to ($0.30)
ERP implementation data conversion and training costs[5]	($0.03)	—
Incremental information technology depreciation in G&A6	($0.03)	($0.12)

SleepIQ LABS (formerly known as BAM Labs, Inc.)[7]	($0.04)	($0.13)
Accelerated shipments into Q3 from Q4 ($10M sales estimate)[8]	($0.04)	—

ERP related impacts

1 Net sales impact (traffic and conversion) tied to greater than anticipated challenges early in the fiscal fourth quarter (estimated $34 million net sales impact)

2 Incremental order cancellation rates, customer appeasements (product discounts) and product returns related to delivery and fulfillment challenges (estimated $26 million net sales impact)

3 Undelivered orders at year-end 2015 were higher than historical levels (estimated $23 million net sales impact)

4 For 2016, estimated lost net sales and cost inefficiencies (estimated $40 to $50 million net sales impact largely in the first quarter)

5 Costs to convert data from our prior legacy systems to our new ERP system, and enterprise-wide training expenses

6 Includes incremental depreciation related to our new ERP system and other technology system enhancements

Other discrete items of note

7 Includes Q3-2015 reported gain on our minority equity investment in BAM Labs, Inc. (~18% ownership of BAM Labs, Inc. prior to the acquisition) based on the remeasured fair value less acquisition related expenses; 2016 represents estimated operating income impact of including SleepIQ LABS financial results in our consolidated operating income and EPS, including amortization of acquired definite-lived intangible assets. Note: acquisition expected to be accretive to EPS in 2017

8 In advance of our ERP implementation, an estimated $10 million of net sales were accelerated into Q3-2015 from Q4-2015